UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2023

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2023, we executed an Amended and Restated Credit Agreement to extend the term of our revolving credit facility from Fifth Third Bank for one additional year until December 31, 2024. Under the terms of the amendment, the maximum Debt to Capital Ratio as defined in the Credit Agreement is 67.5% until December 31, 2023, and 65% thereafter. The maximum balance of the line of credit remains at $50,000,000 and the borrowing rate is based partially on the one or three month Secured Overnight Finance Rate (known as SOFR) plus a 10 basis points adjustment.

The summary of the foregoing transaction is qualified in its entirety by reference to the Amended and Restated Credit Agreement and other amended documents, which are filed as Exhibits 99.1 through 99.3 to this Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Exhibits.

Exhibit 99.1 Amended and Restated Credit Agreement

Exhibit 99.2 Amended and Restated Security and Pledge Agreement

Exhibit 99.3 Renewed, Amended and Restated Revolving Credit Promissory Note

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI GROUP, INC.

Date: June 8, 2023	By:	/s/ James Mark Harmsworth
	Name:	James Mark Harmsworth
	Title:	Chief Financial Officer